                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                               ----------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                   of a Trustee Pursuant to Section 305(b)(2)

                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

             Massachusetts                             04-1867445
   (Jurisdiction of incorporation or                (I.R.S. Employer
  organization if not a U.S. national             Identification No.)
                 bank)

              225 Franklin Street, Boston, Massachusetts    02110
             (Address of principal executive offices)        (Zip Code)

  Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
                225 Franklin Street, Boston, Massachusetts 02110
                                 (617) 654-3253
           (Name, address and telephone number of agent for service)

                            ACT MANUFACTURING, INC.
              (Exact name of obligor as specified in its charter)

             Massachusetts                             04-2777507
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification No.)

                                  2 Cabot Road
                                Hudson, MA 01749
              (Address of principal executive offices) (Zip Code)

              7% Convertible Subordinated Notes due April 15, 2007
                        (Title of indenture securities)

                                    GENERAL

Item 1. General Information.

   Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervisory authority to which it is subject.

       Department of Banking and Insurance of The Commonwealth of
    Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

       Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

   (b) Whether it is authorized to exercise corporate trust powers.

       Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

   If the Obligor is an affiliate of the trustee, describe each such affiliation.

       The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

       (See note on page 2.)

Item 3. through Item 15. Not applicable.

Item 16. List of Exhibits.

   List below all exhibits filed as part of this statement of eligibility.

   1. A copy of the articles of association of the trustee as now in effect.

     A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

   2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

     A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

   3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

     A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.


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

   4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

     A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

   5. A copy of each indenture referred to in Item 4. if the obligor is in default.

     Not applicable.

   6. The consents of United States institutional trustees required by Section 321(b) of the Act.

     The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

   7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

   In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

   The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 5th day of July, 2000.

                                          State Street Bank and Trust Company

                                                      /s/ Ruth Smith
                                          By: _________________________________
                                                        Ruth Smith
                                                      Vice President

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

                                                                       EXHIBIT 6

                             CONSENT OF THE TRUSTEE

   Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by ACT
Manufacturing, Inc. of its 7% Convertible Subordinated Notes due April 15, 2007, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          State Street Bank and Trust Company

                                                      /s/ Ruth Smith
                                          By: _________________________________
                                                        Ruth Smith
                                                      Vice President

Dated: July 5, 2000

                                                                       EXHIBIT 7

   Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business March 31, 2000 published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                                   Thousands of
                                                                     Dollars
                                                                   ------------
                              ASSETS
Cash and balances due from depository institutions:
 Noninterest-bearing balances and currency and coin...............   1,729,456
 Interest-bearing balances........................................  15,545,883
 Securities.......................................................  16,291,430
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and
 its Edge subsidiary..............................................  12,425,721
 Loans and lease financing receivables:
 Loans and leases, net of unearned income.........................   6,025,830
 Allowance for loan and lease losses..............................      50,320
 Allocated transfer risk reserve..................................           0
 Loans and leases, net of unearned income and allowances..........   5,975,510
Assets held in trading accounts...................................   1,831,088
Premises and fixed assets.........................................     526,764
Other real estate owned...........................................           0
Investments in unconsolidated subsidiaries........................         525
Customers' liability to this bank on acceptances outstanding......      97,101
Intangible assets.................................................     221,328
Other assets......................................................   1,589,845
                                                                    ----------
   Total assets...................................................  56,234,651
                                                                    ==========
                           LIABILITIES
Deposits:
 In domestic offices..............................................  12,553,450
 Noninterest-bearing..............................................  10,754,179
 Interest-bearing.................................................   1,799,271
 In foreign offices and Edge subsidiary...........................  23,821,255
 Noninterest-bearing..............................................      59,866
 Interest-bearing.................................................  23,761,389
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and
 of its Edge subsidiary...........................................  13,480,380
Demand notes issued to the U.S. Treasury                               741,621
 Trading liabilities..............................................   1,118,126
Subordinated notes and debentures.................................           0
Bank's liability on acceptances executed and outstanding..........      97,101
Other liabilities.................................................   1,303,847
                                                                    ----------
   Total liabilities..............................................  53,117,870
                                                                    ----------
                          EQUITY CAPITAL
Perpetual preferred stock and related surplus.....................           0
Common stock......................................................      29,931
Surplus...........................................................     516,208
Undivided profits and capital reserves/Net unrealized holding
 gains (losses)...................................................   2,654,001
 Net unrealized holding gains (losses) on available-for-sale
  securities......................................................     (69,067)
Cumulative foreign currency translation adjustments...............     (14,292)
Total equity capital..............................................   3,116,781
                                                                    ----------
   Total liabilities and equity capital...........................  56,234,651
                                                                    ==========

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

   I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                          Rex S. Schuette

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                          David A. Spina
                                          Marshall N. Carter
                                          Truman S. Casner


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